UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 28, 2004

Tredegar Corporation
(Exact Name of Registrant as Specified in its Charter)

Virginia	1-10258	54-1497771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 330-1000

_____________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

        ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 28, 2004, the Executive Committee of the Board of Directors of Tredegar Corporation (the “Corporation”), adopted resolutions amending the Tredegar Corporation Retirement Savings Plan Benefit Restoration Plan (the “Plan”, filed as Exhibit 10.9 to Tredegar’s Annual Report on Form 10-K for the year ended December 31, 2003), effective as of December 31, 2004.

Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), imposes new restrictions and requirements that must be satisfied in order to assure the deferred taxation of benefits as intended by the Plan. Code section 409A is effective as to amounts deferred after 2004. The purpose of the amendment to the Plan is to assure that the requirements and restrictions of Code section 409A will not apply to vested benefits earned or deferred under the Plan prior to January 1, 2005.

The resolutions amend the Plan (effective as of December 31, 2004) to limit the benefits payable under the Plan to benefits that vest no later than December 31, 2004, and any future earnings on such vested benefits. The resolutions also adopt a successor to the Plan (the “New Plan”) that is identical to the Plan except that (i) the New Plan will conform to the requirements of Code section 409A and (ii) benefits payable under the New Plan will be limited to Plan benefits that were not vested on December 31, 2004, benefits earned on and after January 1, 2005, and future earnings on such benefits.

The Executive Committee resolutions amending the Plan are filed as Exhibit 10.9.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
10.9.1	Resolutions of the Executive Committee of the Board of Directors of Tredegar Corporation adopted on December 28, 2004 (effective as of December 31, 2004).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION

Date: December 30, 2004	By:	/s/ W. Hildebrandt Surgner, Jr. W. Hildebrandt Surgner, Jr. Vice President, General Counsel and Secretary

3